CONSENT OF COUNSEL


     We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A of Delafield Fund, Inc. as filed with the Securities and Exchange Commission on or about April 30, 2007.



/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
April 30, 2007